UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2014 (October 1, 2014)

Sierra Income Corporation

(Exact name of Registrant as specified in its charter)

Maryland	0-54650	45-2544432
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 Park Ave, 33rd Floor

New York, NY 10152

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 759-0777

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2014, Spencer Neumann, a member of the Board of Directors (the “Board”) of the Sierra Income Corporation (the “Company”), resigned from the Board effective as of October 1, 2014. Mr. Neumann has served as an independent director of the Company since February of 2012, and his term as a director was scheduled to expire at the Company’s 2016 Annual Meeting of Stockholders. Mr. Neumann’s decision to resign from the Board was not due to any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Company’s Articles of Incorporation and Bylaws, any vacancy on the Board may be filled only by a majority vote of the remaining directors, and any director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred. On October 1, 2014, at the recommendation of the Nominating and Corporate Governance Committee, the Board elected Oliver T. Kane to serve as an independent director of the Company. Mr. Kane will also serve on the Company’s Audit Committee and Nominating and Corporate Governance Committee. Mr. Kane will serve as a member of the Board until the Company’s 2016 Annual Meeting of Stockholders, at which time he is expected to stand for re-election. Mr. Kane’s biographical information is set forth below.

Oliver T. Kane

Mr. Oliver T. Kane was elected to the Board on October 1, 2014. From 2010 to 2012, Mr. Kane was Chairman of the Board of Trustees of the Ashmore Funds, a US 1940 Act mutual fund complex. From 1999 to 2005, he was a founding partner of Ashmore Investment Management, Limited, a specialist emerging markets investment firm based in London, England. Earlier in his career with J.P. Morgan and Co. and then Equitable Capital Management Corp., Mr. Kane specialized in lending and providing financial advice to corporations in the US, UK/Europe and North and Southeast Asia. Mr. Kane received his PMD from Harvard Business School, and his B.A. from Harvard College.

We believe that Mr. Kane’s substantial executive experience in the investment management industry, including his work with developed economies and emerging markets in the fields of credit and banking, debt, equity and special situation investments, and corporate finance/private equity will make him a valuable addition to the Board.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated October 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2014		SIERRA INCOME CORPORATION

	By:	/s/ Richard T. Allorto, Jr
Richard T. Allorto, Jr.
Chief Financial Officer